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                                                                    EXHIBIT 10.1


                          TECHNOLOGY LICENSE AGREEMENT

THIS IS AN AGREEMENT by and between W.B.G., INC., 23930-40 Madison Street, Torrance, California 90505, a California corporation ("WBG"), and TRANSMISSION TECHNOLOGY CORPORATION, 316 Main Street, Humble, Texas 77338, a Nevada corporation ("TTC").

WHEREAS, the business of WBG includes the inventing, testing, and patenting of composite based electrical transmission cables and related technologies sometimes referred to as the TeleConductors; and

WHEREAS, the business of TTC, its assigns or affiliates includes developing, manufacturing, marketing and sub-licensing products for electrical energy transmission and distribution; and

WHEREAS, it is the desire of the parties hereto to enter into a business relationship concerning the WBG TeleConductor technologies;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WBG and TTC agree as follows:

                                 1. DEFINITIONS

1.1 "Technology" means all inventions, patents, formulations and compositions, manufacturing and processing techniques, designs, productions, applications and use specifications, technical, business and marketing information, improvements, modifications, developments, know-how, trade secrets, proprietary information, confidential information, technical information, and all other information related to or relating in any manner whatsoever to the TeleConductors. The TeleConductors are described in Exhibit "A" attached hereto and is referred to herein as if copied in verbatim.

1.2 "WBG Technology" means all Technology owned, possessed or controlled by WBG that relates to or is otherwise applicable to the TeleConductors, including without limitation compositions, properties or characteristics, manufacturing and processing techniques and end use applications relating to Technology of the TeleConductors.

1.3 "WBG Patent Rights" means patents and patent applications (including but not limited to all certificates of invention, applications for certificates of invention and utility models covering or relating to Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, or continuations-in-part, and related foreign filings) owned and/or controlled by WBG relating to Technology.



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1.4 "Gross Revenues" means all amounts received by TTC relating to the sale of the TeleConductors, less associated taxes, duties, and/or tariffs, less associated discounts, allowances, credits on returns and reimbursements, and less associated freight, insurance, and other delivery expenses.

1.5 "Effective Date" means the date that this document is signed by the parties hereto.

                                    2. TERMS

2.1 TECHNOLOGY/PATENT RIGHTS. WBG grants TTC exclusive rights to the Technology and future products in development including but not limited to marine cable technologies, direct burial cable technologies, distribution cable technologies, improvements in the Technology and other special designs. TTC shall have the right to sub-license the Technology so long as WBG receives the same consideration as it would from TTC's use of the Technology.

2.2 CONSIDERATION. For and in consideration of receiving exclusive rights to the Technology described in Section 2.1 above, TTC shall pay WBG as follows:

o ROYALTY. TTC shall pay WBG a maximum royalty of FIVE percent (5%) of Gross Revenues received by TTC from the sale of the Technology products until sales of product have equaled the design capacity of the first commercial production line. Design capacity of each commercial production line shall be defined as the capacity stated on the specifications by the builder which is WBG. The royalty shall decline by ONE percent (1%) of Gross Revenues as sales of product from each additional commercial production line reaches design capacity. TTC shall pay WBG a minimum royalty of TWO percent (2%) of Gross Revenues received by TTC from the sale of the Technology products.

o SUB-LICENSE ROYALTY. TTC shall pay the same royalty to WBG as it would if it sold the products itself.

o COMMERCIAL PRODUCT LINE DEVELOPMENT. TTC agrees to pay WBG to design, build, test, install, provide specifications, manuals, and training for complete commercial product equipment lines for each Technology. The price to be mutually agreed upon based upon costs plus reasonable overhead fees. TTC understands and agrees that it must advance funds to WBG for each phase as required under a mutually agreed upon budget and schedule.

o ADDITIONAL COMMERCIAL PRODUCT LINES SUPPLY. TTC agrees to purchase additional commercial product lines from WBG for all additional plant lines as required at mutually agreed upon prices and delivery schedules. If WBG is unable to supply said additional commercial product lines, then TTC shall have the right to produce same.

2.3 ROYALTY PAYMENT SCHEDULE. All amounts due WBG under Paragraph 2.2 shall be paid by TTC on a monthly basis within thirty (30) days of the end of each such




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month, to be adjusted on a quarterly basis from reports prepared for quarterly accounting. TTC shall include with each payment a report of the applicable Gross Revenues so the amount payable to WBG hereunder can be accurately determined.

2.4 RECORDS/AUDIT. TTC shall keep and maintain adequate records in accordance with accepted practices for purposes of determining all amounts due WBG hereunder. WBG and/or a designated representative shall have a right to require an audit of all records of TTC for purposes of determining the accuracy of payments made or payable to WBG hereunder. In the event that any audit reveals a deficiency in the amount due WBG, the amount of the deficiency, interest accruing at the rate of ten percent (10%) per annum from the date on which payment was actually due and all reasonable costs associated with such audit shall be paid by TTC to WBG within thirty (30) days of TTC receiving notification of the deficiency and TTC's confirmation of the deficiency.

2.5 RIGHT TO DEVELOP. WBG agrees to develop improvements in the Technology using grants or other sources including payments by TTC and WBG agrees that all such improvements shall be a part of the grant of rights to TTC referred to in Paragraph 2.1.

2.6 FULL DISCLOSURE. WBG shall provide to TTC full disclosure of all current and future WBG Technology (as defined in 1.1) developments, designs, patent applications, tests, and any certifications to date. WBG agrees to disclose to TTC any interested parties in the Technology to enable TTC to incorporate such interest in its marketing plans.

                            3. ADDITIONAL CONSULTING

3.1 TECHNICAL CONSULTING. WBG agrees to provide TTC with additional consultancy services as may be reasonably required by TTC.

                         4. REPRESENTATIONS/WARRANTIES

4.1 RIGHT TO TECHNOLOGY. WBG represents and warrants to TTC that WBG has the right to enter into this Agreement, including without limitation the right to grant TTC the exclusive rights set forth in Paragraph 2.1 above.

          5. POTENTIAL THIRD-PARTY INFRINGEMENT & OTHER PATENT ISSUES

5.1 NOTIFICATION. Each party shall notify the other party of the existence of any potential infringement or misappropriation of the WBG Patent Rights and/or WBG Technology by any third party within a reasonable time after acquiring information sufficient to form a reasonable belief as to the existence of such potential infringement or misappropriation.



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5.2 NON-ENFORCEMENT. In the event WBG does not immediately enforce the WBG
Patent Rights and/or WBG Technology against a third party which is potentially infringing and/or misappropriating such rights, the presence of which is having a substantial adverse economic effect upon the commercial activities of TTC relating to this Agreement, TTC will have the right to enforce the WBG Patent Rights and/or WBG Technology against the third party at its own expense. In this event any penalties or remedies paid in favor of WBG shall be collected in full by TTC.

                               6. CONFIDENTIALITY

6.1 CONFIDENTIALITY.

(a) Each party to this agreement agrees to keep in strictest confidence and not
(i) use for its own purposes or other than for the sole benefit of the disclosing party or (ii) disclose or make available to any third party the disclosing party's Confidential Information regarding Technology referred to in 1.1.

(b) Confidential Information may be disclosed only to those TTC determines (i) reasonably require access to such information for the purposes contemplated hereby, (ii) have been informed of the confidential nature of the Confidential Information and (iii) agree to act in accordance with the terms and conditions of this Agreement.

(c) Notwithstanding the foregoing, nothing herein shall limit the disclosure of such Confidential Information which: (i) is legally in the possession of the receiving party prior to receipt thereof from the disclosing party; or (ii) enters into the public domain through no fault of the receiving party or its employ; or (iii) is disclosed to the receiving party without restrictions or breach of any duty of confidentiality by a third party who has the right to make such disclosure; or (iv) is independently developed by or for the receiving party without reference to the disclosing party's Confidential Information;

(d) In the event the receiving party is required by law or legal process to disclose any Confidential Information, the receiving party shall provide prompt notice of such to the disclosing party so that legal protection for the Confidential Information may be sought. In the event such protection is not obtained, the receiving party's compliance with the non-disclosure provisions of this Agreement, to the extent required to comply with such law or legal process, shall be waived.

(e) All Confidential Information and any copies or derivatives thereof in what ever form shall be returned to the disclosing party upon its request or upon completion or termination of the Services.

6.2 Each party acknowledges that money damages would not be an adequate remedy for breach of this Agreement and that the disclosing party shall be entitled to



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specific performance, in addition to such other remedies as may be available at law or in equity, for any such breach.

6.3 Should any provision of this Agreement be held to be illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement.

6.4 This Confidentiality clause shall survive and remain in effect for five years and shall survive any termination of this Agreement.

                               7. INDEMNIFICATION

7.1 WBG. TTC shall be solely responsible and/or liable for any and all actions undertaken by TTC under this Agreement.

7.2 TTC. WBG shall be solely responsible and/or liable for any and all actions undertaken by WBG under this Agreement.

                             8. DISPUTE RESOLUTION

8.1 MEDIATION.

(a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be first addressed in mediation proceedings between the parties. The location of such proceedings shall be at Los Angeles County, California.

(b) Mediation proceedings shall be initiated by providing notification to the other party pursuant to Paragraph 10.3 in which the party desiring mediation designates one of its executive officers to be its representative for the mediation proceedings and in which the subject matter of the controversy or claim is specifically identified. The receiving party shall thereafter designate one of its executive officers to be its representative for the mediation proceedings, such designation to be made within five (5) business days after receiving notification from the initiating party and to be submitted in writing to the Initiating party pursuant to Paragraph 10.3.

(c) The party-designated executive officers shall, following a reasonable investigation period not to exceed sixty (60) days, initiate negotiations to resolve the dispute. In the event the parties do not reach an agreement to resolve the claim or controversy within sixty (60) days after negotiations are initiated, the claim or controversy shall be settled by binding arbitration pursuant to Paragraph 8.2.

8.2 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which is not resolved by mediation pursuant to Paragraph 8.1, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. Prior to any arbitration hearing, each party shall make available to the other party and upon the request of the other party documents




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and witnesses relevant to the issues in arbitration. The location of any such arbitration proceedings shall be Los Angeles, California.

                              9. TERM/TERMINATION

9.1 TERM. The initial term of this Agreement shall expire when the last patents expire, subject to any earlier termination pursuant to Paragraph 10.7 below. This term may be extended upon the mutual written agreement of the parties.

9.2 TERMINATION. This Agreement may be terminated by either party upon the written consent of both parties or if the other party breaches any material obligation under this Agreement and fails to diligently proceed to cure such breach within sixty (60) days after receipt of written notification from the terminating party which sets forth the basis of the material breach and the terminating party's intent to terminate the Agreement due to the material breach.

9.3 SELL-OFF RIGHTS. Upon termination of this Agreement for any reason, TTC shall have the right to dispose of all Licensed Products on hand at the time of termination and to produce sufficient Licensed Products to fulfill all commitments for the Licensed Products, provided, however that TTC shall make all reports and make all payments required under this Agreement.

                               10. MISCELLANEOUS

10.1 ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party; except; however, that either party may assign, without the other part's prior written consent, all rights under or realized pursuant to this Agreement to a purchaser of all or substantially all of the assets of the party to which the Agreement relates, or in the event of the merger, to the surviving entity, provided that any such purchaser or surviving entity agrees in writing to undertake all corresponding obligations hereunder.

10.2 AGENCY. No agency relationship is established between the parties by this Agreement, and neither party will have the right and will not attempt to bind, act for, or otherwise make representations on behalf of the other party unless expressly agreed in writing. Each party shall be responsible for the indemnity of the other party with respect to any claims resulting from any acts or omissions in breach of this paragraph.

10.3 NOTICE. Any notice, demand, or other communication required or permitted in connection with this Agreement shall be in writing and shall be sufficiently given or made if:



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(a) Delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

(b) Sent by registered mail; or

(c) Sent by an electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a business day charges prepaid and confirmed by prepaid first class mail;

If to TTC:                 Transmission Technology Corporation
                           ATTN: Tom Sawyer
                           316 Main Street, Suite L
                           Humble, Texas  77338

If to WBG:                 W.B.G., Inc.
                           ATTN: W. Brandt Goldsworthy
                           23930-40 Madison Street
                           Torrance, California  90505

10.4 ENTIRE AGREEMENT. This agreement constitutes the entire agreement and understanding relating to the subject matter hereof, and supersedes all previous communications, proposals, representations, and agreements, whether oral or written, relating hereto.

10.5 MODIFICATION. This Agreement may only be modified by a further written agreement executed by authorized representatives of both parties.

10.6 NON-WAIVER. A waiver of any right hereunder by either party on any occasion shall not in any way constitute a waiver of such right or any other right on any subsequent occasion.

10.7 SURVIVING TERMS AND CONDITIONS. Articles 8, and 9 shall survive any termination of this Agreement.

10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.




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ON THIS the 7th day of May, 2001 and IN WITNESS HEREOF, and by their signatures below, the undersigned individuals represent that they have the requisite authority to bind their respective entities to the terms and conditions set forth above.

W.B.G., INC.                                TRANSMISSION TECHNOLOGY
                                            CORPORATION

/s/ W. BRANDT GOLDSWORTHY                   /s/ C. WILLIAM ARRINGTON
-----------------------------------         ------------------------------------
W. Brandt Goldsworthy, President            C. William Arrington, President

Witnessed by:                               Witnessed by:


/s/ LOWELL EASTMAN                          /s/ BENTON H WILCOXON
-----------------------------------         -----------------------------------





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